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                                                                     Exhibit 4.3


                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated July 6, 2000 (this "Agreement"), is entered into by and between Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the investors listed on Schedule I hereto (the "Investors").

         WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, the Company has authorized a new series of its preferred stock, par value $0.01 per share, designated the Series D Convertible Preferred Stock (the "Series D Preferred"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series D Preferred, in the form attached hereto as Exhibit A (the "Certificate of Designations");

         WHEREAS, the Investors wish to purchase, upon the terms and conditions stated in this Agreement, shares of Series D Preferred (the "D Preferred Shares") and warrants to purchase shares of Common Stock, in the form attached hereto as Exhibit B (the "Warrants," and together with the D Preferred Shares, the "Securities") in the respective amounts set forth opposite each Investor's name on Schedule I; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Investors with certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                         I. DESCRIPTION OF TRANSACTION

         1.1 Description of Securities. Pursuant to the terms and subject to the conditions hereof, at each Closing, the Company agrees to issue and sell to each Investor, and each Investor severally and not jointly agrees to purchase from the Company, that number of D Preferred Shares and Warrants set forth opposite such Investor's name on Schedule I for the purchase price set forth opposite such Investor's name on Schedule I (referred to as such Investor's "Purchase Price;" the total of all such Purchase Prices is referred to as the "Aggregate Purchase Price"). For each Investor, the Purchase Price reflects a payment of $12.00 in exchange for receipt of: (i) one


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(1) D Preferred Share and (ii) the right to purchase one-half (1/2) of a share of Common Stock pursuant to the Warrant received by such Investor.

         1.2 Closings. Each closing of the sale of the D Preferred Shares and the Warrants by the Company to each Investor (each, a "Closing") will take place at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, on a date to be agreed to by the Company and such Investor, but in no event more than three (3) business days following the Company's satisfaction of the conditions to closing applicable to such Investor, as provided in Section 1.3 (each, a "Closing Date"). At each Closing, the Company will deliver to the Investor certificates representing such Investor's D Preferred Shares and Warrants upon payment of such Investor's Purchase Price to the Company in the form of immediately available funds by wire transfer to an account of the Company designated by the Company by written notice to the Investor at least one Business Day prior to such Closing Date.

         1.3 Conditions to Investors' Obligations. Each Investor's obligation to purchase and pay for the D Preferred Shares and Warrants is subject to the satisfaction, or waiver by such Investor, at or prior to the applicable Closing, of each of the following conditions:

             (a) The Company shall have duly authorized and filed the Certificate of Designations with the Secretary of State of the State of Delaware;

             (b) The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C, and the Registration Rights Agreement shall be in full force and effect;

             (c) Any applicable waiting period under the HSR Act shall have expired or been terminated;

             (d) The Common Stock issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

             (e) The Company shall have delivered to the Investors copies of:

                 (i) The articles or certificate of incorporation of the Company and each Subsidiary and all amendments thereto through and including the Closing Date, certified by the Secretary of State of the state of incorporation of each company;

                 (ii) Resolutions duly and validly adopted by the Board of Directors of the Company or an authorized committee thereof authorizing and approving this Agreement and each Ancillary Agreement and all of the transactions contemplated hereby and thereby;

                 (iii) The Bylaws of the Company, and all amendments thereto through and including the Closing Date;



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                 (iv) An officer's certificate certifying as to the Company's compliance with the conditions set forth in clause (a) of this Section 1.3;

                 (v) A certificate of the Secretary or Assistant Secretary of the Company certifying as to the incumbency and signature of each officer of the Company executing this Agreement and each Ancillary Agreement;

                 (vi) A good standing certificate for the Company and each Subsidiary from the Secretary of State of the state of incorporation of each company, each dated as of a date within ten days of the Closing Date;

                 (vii) An opinion of King & Spalding, counsel to the Company,
         (A) with respect to the due authorization and valid issuance of the D Preferred Shares and Warrants and the due authorization and binding nature of this Agreement and the Transaction Documents, and (B) that the D Preferred Shares, the Conversion Shares and the Warrant Shares, when issued, will be fully paid and nonassessable shares of capital stock of the Company; and

             (f) Such other documents, instruments and certificates as the Investors may reasonably request.

         1.4 Conditions to Company Obligations. The obligation of the Company to issue the D Preferred Shares and Warrants to each Investor is subject to the satisfaction, or waiver by the Company, at or prior to the applicable Closing, of each of the following conditions:

             (a) The representations and warranties of such Investor contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by the Investor as of or before the Closing Date shall have been complied with in all material respects;

             (b) Any applicable waiting period under the HSR Act shall have expired or been terminated; and

             (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental authority that would, as of the Closing Date, prevent the issuance of the Securities or the Conversion Shares or Warrant Shares or render it unlawful to consummate the transactions contemplated hereby or by the Ancillary Agreements; and no action, suit or proceeding shall be pending against the Company or any of its Subsidiaries before any court, arbitrator or governmental authority which seeks to prevent the



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issuance of the Securities or the Conversion Shares or Warrant Shares or the
consummation of such transactions.

         1.5 Definitions. As used in this Agreement, the following terms used herein with initial capital letters shall have the meanings set forth below:

             "Affiliate" shall mean affiliate, as that term is defined under Rule 144.

             "Ancillary Agreements" shall mean, collectively, the Registration Rights Agreement and the Warrant Agreement.

             "Bylaws" shall mean the Bylaws of the Company, as amended to date.

             "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended to date.

             "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

             "Conversion Shares" shall mean any securities of the Company issued or issuable upon conversion of the D Preferred Shares.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

             "GAAP" shall mean United States generally accepted accounting principles consistently applied.

             "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

             "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or governmental authority.

             "Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company, which, after the filing of the Certificate, will consist only of the Series D Preferred.

             "Subsidiaries" shall mean Z-Tel Communications, Inc., Z-Tel Business Networks, Inc., Z-Tel Holdings, Inc., Z-Tel Communications of Virginia, Inc., Z-Tel, Inc., Z-Tel Network Services, Inc., Touch 1 Communications, Inc. and Z-Tel Investments, Inc.

             "Transaction Documents" shall mean this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrant and all other contracts,



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         agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.

             "Transfer" means any act pursuant to which, directly or indirectly, the ownership or the economic benefits of assets or securities in question is sold, offered, contracted to be sold or offered, exchanged, assigned, transferred, conveyed, delivered or otherwise disposed of, and shall include the transfer in any manner of all or a portion of the economic consequences associated with the ownership of such assets or securities and the issuance of any instrument the value of which is based upon the value of such assets or securities.

             "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

                       II. REPRESENTATIONS OF THE COMPANY

         As part of the basis of this Agreement, the Company represents to each Investor that as of the date hereof:

         2.1 Organization. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

         2.2 Corporate Power. The Company and the Subsidiaries have all required corporate and other similar power and authority to own and lease their respective properties and to carry on their respective businesses as presently conducted and as proposed to be conducted, except where the failure to possess such power and authority would not reasonably be expected to result in a Material Adverse Effect. The Company has all required corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement, to issue and sell the D Preferred Shares and Warrants hereunder, to issue shares of Common Stock upon conversion of the D Preferred Shares and to carry out the transactions contemplated by this Agreement and each Ancillary Agreement. The Certificate of Incorporation and Bylaws previously delivered to the Investor and to be delivered pursuant to the terms hereof are and will be true, correct and complete.

         2.3 Governmental Authorizations; Third Party Consents. Except for any filings under the HSR Act and any post-sale filings that relate to the transactions contemplated by this Agreement that may be required under federal or state securities laws, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental



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authority (or an agency or political subdivision thereof) or other Person of any kind is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Agreement.

         2.4 Authorization. All corporate action on the part of the Company, its directors and stockholders required for (a) the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company, (b) the authorization, sale, issuance and delivery of the D Preferred Shares, Warrants and the Conversion Shares and (c) the performance of all of the Company's obligations hereunder and under the Ancillary Agreements has been taken. This Agreement and each of the Ancillary Agreements have been or will be duly and validly executed and delivered by the Company and constitute or will constitute valid and binding obligations of the Company, enforceable against the Company according to their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights,
(ii) laws, judicial decisions or public policy regarding indemnification and contribution for violations of federal securities laws, (iii) the availability of specific performance or other equitable remedies, and (iv) with respect to any indemnification or contribution agreements set forth herein or therein, general principles of public policy.

         2.5 Commission Filings; Financial Statements.

             (a) The Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act (the "Commission Filings"). As of the respective dates of their filing with the Commission, the Commission Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             (b) Each of the historical consolidated financial statements of the Company (including any related notes or schedules) included in the Commission Filings was prepared in accordance with GAAP (except as may be disclosed therein), and complied in all material respects with the rules and regulations of the Commission. Such financial statements fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments). Except as reflected in the Commission Filings filed prior to the date hereof, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that individually or in the aggregate would be expected to have a Material Adverse Effect.



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         2.6 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company.

         2.7 Effect of Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not result in any violation of the provisions of (a) the charter or by-laws or similar document of the Company or (b) except for any violation that would not reasonably be expected to have a Material Adverse Effect, any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

         2.8 Absence of Certain Changes. Except as set forth on Schedule 2.8 or as disclosed in Commission Filings, since December 31, 1999 neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect or an adverse effect on the ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

         2.9 Litigation. Except as set forth on Schedule 2.9 or as disclosed in Commission Filings, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other governmental entity which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Transaction Documents, or (ii) if resolved adversely to the Company or a Subsidiary would reasonably be expected to have a Material Adverse Effect.

         2.10 Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all federal and state laws and the Company and the Subsidiaries possess all licenses, franchise permits, consents, registrations, certificates, and other governmental and regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties except such as, if not possessed, would not have a Material Adverse Effect (collectively, "Licenses"). The Company and the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and its Subsidiaries have duly performed and are in compliance in all material respects with all of the obligations under such Licenses.



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                     III. REPRESENTATIONS OF THE INVESTORS

         As part of the basis of this Agreement, each of the Investors hereby severally represents to the Company that:

         3.1 Authorization. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the other documents executed by the Investor pursuant hereto and thereto have been authorized by all necessary action on the part of the Investor, have been executed and delivered, and constitute valid, legal, binding and enforceable agreements of the Investor, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws, judicial decisions and public policy regarding indemnification or contribution for violations of federal securities laws, (c) the availability of specific performance or other equitable remedies, and (d) with respect to any indemnification or contribution agreements set forth herein or therein, general principles of public policy.

         3.2 Investment Purpose. The Investor is acquiring the Securities and will acquire any Conversion Shares and Warrant Shares for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. The Investor has no present intention to make any transfer of the Securities or any Conversion Shares or Warrant Shares.

         3.3 Reliance on Exemptions; Restrictions on Transferability. The Investor acknowledges that the offer and sale of the Securities, the Conversion Shares and the Warrant Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Investor acknowledges that the Company is relying upon the truth and accuracy of the Investor's representations, warranties and agreements set forth herein in order to determine the availability of such exemption. The Investor understands that because the Securities, the Conversion Shares and the Warrant Shares have not been registered under the Securities Act, it cannot dispose of any or all of the Securities, Conversion Shares or Warrant Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Investor understands that no public market now exists for any of the Securities and that the Company does not expect that a public market will ever exist for the Securities. By reason of these restrictions, the Investor understands that it may be required to hold the Securities for an indefinite period of time. Subject to Section 6.1, the Investor agrees that except as to transfers to Affiliates and, if such Investor is a limited partnership, to the partners of such Investor, in no event will it make a transfer or disposition of any of the Securities (or the Conversion Shares) without registration under the Securities Act unless and until, if requested by the Company, at the expense of the Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act. The Investor understands that each certificate representing the D Preferred Shares, Conversion Shares, Warrants and Warrant Shares will bear appropriate state "blue sky" legends and a legend substantially as follows:



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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

         3.4 Status of the Investor. THE INVESTOR HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AND THE BUSINESS IN WHICH THE COMPANY IS ENGAGED SO AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ITS INVESTMENT IN THE SECURITIES AND THE CONVERSION SHARES, AND IS ABLE TO BEAR THE ECONOMIC RISK OF THE LOSS OF ITS INVESTMENT IN THE COMPANY. THE INVESTOR UNDERSTANDS THAT ITS INVESTMENT IN THE SECURITIES INVOLVES RISK. THE INVESTOR IS AN "ACCREDITED INVESTOR," AS THAT TERM IS DEFINED IN RULE 501(A)(3) OF REGULATION D UNDER THE SECURITIES ACT. The Investor has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities, the Conversion Shares and the Warrant Shares and that it has requested from the Company, and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access. Each Investor acknowledges that counsel to the Company will rely upon the truth and accuracy of the foregoing representations for purposes of delivering the legal opinion pursuant to Section 1.3(d)(vi), and hereby consents to such reliance.

         3.5 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Investor.

         3.6 Own Account. The Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute this Agreement, the Ancillary Agreements and the other documents contemplated hereby and thereby.

         3.7 Governmental Authorizations; Third Party-Consents. Except for any filings under the HSR Act, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority (or an agency or political subdivision thereof) or other Person of any kind is necessary or required in connection with the execution, delivery and performance by the Investor of this Agreement or any of the Ancillary Agreements, except for federal and state securities filings, if any.

         3.8 Organization; Authority. The Investor is duly formed, and validly existing, in good standing under the laws of its jurisdiction of organization, with all power and authority



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necessary to execute, deliver and perform its obligations under this Agreement, the Ancillary Agreements and the other documents contemplated hereby and thereby.

         3.9 Effect of Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not result in any violation of the provisions of (a) the charter or by-laws or similar document of the Investor or (b) except for any such violation that would not reasonably be expected to have a Material Adverse Effect, any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Investor or any of its properties or assets.

         3.10 No "Group". The Investor is not acting as a "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) together with any other Investor with respect to acquiring, holding, voting or disposing of the Securities or the Conversion Shares or Warrant Shares.

                          IV. COVENANTS OF THE COMPANY

         The Company hereby covenants that, except as otherwise provided below, for so long as the Investor holds any of the Securities:

         4.1 Financial and Other Information. The Company will maintain a system of accounts in accordance with sound accounting principles and procedures and will keep full and complete financial records.

         4.2 Access to Information. While any Investor owns at least 3% of the total amount of outstanding Common Stock (computed on an as-converted basis), the Company will permit such Investor to inspect, with reasonable advance notice and at the Investor's expense, any of the properties or the non-privileged books and records of the Company and any of the Subsidiaries, to make copies of extracts from such books and records and to discuss the affairs and condition of the Company and the Subsidiaries with representatives of the Company and such Subsidiaries, all to such reasonable extent and during normal business hours and at such intervals as the Investor may reasonably request.

         4.3 Use of Proceeds. The Company will use the proceeds of the sale of the Securities for working capital.

         4.4 Preservation of Corporate Existence and Property. The Company agrees to preserve, protect and maintain, and cause each Subsidiary to preserve, protect and maintain, (a) its corporate existence and (b) all rights, franchises, accreditations, privileges and properties, the failure of which to preserve, protect and maintain would reasonably be expected to have a Material Adverse Effect.



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         4.5 Reserve for Conversion Shares and Warrant Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the D Preferred Shares and the exercise of the Warrants, in each case from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of then-outstanding D Preferred Shares and exercise of then-outstanding Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the D Preferred Shares and exercise of the Warrants.

         4.6 Listing. The Company shall promptly after the Closing use all commercially reasonable efforts cause the Conversion Shares and the Warrant Shares to be listed on The Nasdaq Stock Market (or on such other exchange or interdealer quotation system on which the Company's Common Stock is then listed or traded).

         4.7 No Additional Subscriptions. The Company shall not agree to sell or accept additional offers or subscriptions to sell shares of Series D Preferred after the date hereof.

                               V. INDEMNIFICATION

         5.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall expire on the second anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.2 and 2.4 shall survive until the expiration of the applicable statute of limitations (including any extensions thereof). After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article V for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article V. The covenants and agreements of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall survive the Closing until performed in accordance with their terms.

         5.2 Indemnification. (a) The Company shall indemnify, defend and hold harmless the Investors, their Affiliates, and their respective officers, directors, partners, members, employees, successors and assigns (each an "Investor Indemnified Person") from and against all Losses incurred or suffered by an Investor Indemnified Person arising from (i) the breach of any of the representations or warranties made by the Company in



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this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by the Company in this Agreement or any other Transaction Document. Notwithstanding the foregoing, (A) no claim may be made against the Company for indemnification pursuant to Section 5.2(a)(i) unless the aggregate liability of the Company exceeds $100,000, and the Company shall then only be liable for Losses in excess of such amount and (B) the Company's maximum liability for indemnification pursuant to Section 5.2(a)(i) shall not exceed the aggregate Purchase Price of the Series D Preferred and Warrants. Failure to give timely notice or to include any specified information in any notice will not affect the rights or obligations of any party hereunder, except to the extent that, as a result of such failure, any party that was entitled to receive such notice was materially prejudiced as a result of such failure.

             (b) Each Investor, severally and not jointly, shall indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, successors and assigns (each a "Company Indemnified Person") from and against all Losses incurred or suffered by a Company Indemnified Person arising from (i) the breach of any of the representations or warranties made by such Investor in this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by such Investor in this Agreement or any other Transaction Document. Notwithstanding the foregoing, (A) no claim may be made against any Investor for indemnification pursuant to this Section 5.2(b) unless the aggregate liability of such Investor exceeds $20,000, and the Investor shall then only be liable for Losses in excess of such amount and (B) the Investor's maximum liability for indemnification pursuant to this Section 5.2(b) shall not exceed the Purchase Price paid by such Investor for the Shares of Series D Preferred and Warrants purchased by it hereunder.

             (c) A party seeking indemnification under this Section 5.2 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a notice of claim relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof.

                         VI. COVENANTS OF THE INVESTORS

         6.1 Agreements Not To Transfer. Each Investor agrees that it will not, prior to the first anniversary of the date of this Agreement, Transfer any of the Securities, Conversion Shares or Warrant Shares without the prior written consent of a majority of the members of the board of directors of the Company, such prior written consent of the Company not to be unreasonably withheld, subject to the following provisions of this Section 6.1. Each Investor shall have the right at any time to Transfer any of the Securities, Conversion Shares or Warrant Shares to any of such Investor's Affiliates or, if such Investor is a limited partnership, to the partners of the Investor, but in each case only if such transferee executes and delivers to the Company a signature page to this Agreement thereby agreeing to be bound by and entitled to the benefits of this Agreement. Each Investor shall have the right at any time to Transfer any of the Conversion

Shares or the Warrant Shares pursuant to exercise of such Investor's rights under the Registration Rights Agreement.

                                  VII. GENERAL

         7.1 Amendments, Waivers and Consents. Except as set forth in Section
1.3 hereof and unless otherwise specified in this Agreement, any consents required and any amendment or other action applicable to the Investors or holders of the D Preferred Shares (or Conversion Shares) must be made by consent(s) in writing signed by the Company and by Persons holding at least 80% of such shares (counted on an as-converted basis). Any amendment or consent made according to this Section 7.1 will be binding upon each holder of any D Preferred Shares (or Conversion Shares) at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing.

         7.2 Termination. The rights and obligations of the Company and each Investor may be terminated at any time prior to the applicable Closing by either the Company or the Investor if the Closing shall not have been consummated on or before December 31, 2000; provided that, no party will be entitled to terminate this Agreement if such party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby, and no termination by an Investor shall affect the rights and obligations as between the Company and any other Investor.

         7.3 Survival; Assignability of Rights. All representations of the parties made in this Agreement and in the certificates, exhibits, schedules or other written information delivered or furnished by any party in connection with this Agreement will survive the delivery of the D Preferred Shares for a period of two (2) years. All covenants and agreements made in this Agreement will survive Closing, and will bind and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the following sentence, each Investor shall have the right to transfer any or all of its rights hereunder to any Person that purchases D Preferred Shares or Conversion Shares from such Investor only if such transferee executes and delivers to the Company a signature page to this Agreement thereby agreeing to be bound by and entitled to the benefits of this Agreement. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Investor without the Company's prior written consent or by the Company without the prior written consent of each Investor. Any assignment or delegation of rights, duties or obligations hereunder made by either party in violation of the preceding sentence shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto.

         7.4 Rights of Investors Inter Se. Each holder of D Preferred Shares (and Conversion Shares) shall have the absolute right to exercise or refrain from exercising any right or rights which it may have by reason of this Agreement or any D Preferred Shares or Conversion Shares or Warrant Shares, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and the Person shall not incur any liability to any other Person with respect to exercising or refraining from exercising any such right or rights.

         7.5 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         7.6 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF; PROVIDED HOWEVER, THAT THE RIGHTS OF THE INVESTORS AS HOLDERS OF SECURITIES OF THE COMPANY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         7.7 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered or delivered by fax (provided confirmation or receipt of delivery has been obtained) or (b) one business day after sent by overnight delivery by a next-day courier service, to the following addresses: if to the Company at the address or fax number as shown on the signature page of this Agreement, or at any other address or fax number designated by the Company to the Investors in writing, and if to an Investor, at its mailing address or fax number as shown on Schedule I, or at any other address or fax number designated by the Investor to the Company and the other Investors in writing.

         7.8 Severability. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

         7.9 Expenses. Each party shall bear all its own expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not such transactions shall be consummated, including, without limitation, all fees of legal counsel, financial advisers and accountants. Notwithstanding the foregoing, the Company shall reimburse (i) each of Sewanee Z-Tel Partners, L.P. and Gramercy Z-Tel L.P. for the reasonable fees and expenses of counsel incurred in connection with this Agreement and the Ancillary Agreements, in each case not to exceed $10,000 and
(ii) Richland Ventures III, L.P. for the reasonable fees and expenses of its consultants and counsel incurred in connection with this Agreement and the Ancillary Agreements, not to exceed an aggregate of $10,000.

         7.10 Entire Agreement. This Agreement and the exhibits to this Agreement and the Ancillary Agreements constitute the entire agreement of the parties, and supersede any prior agreements.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original, but such counterparts will together constitute one document.

         7.12 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Florida state court located in Hillsborough County, Florida or the United States District for the Middle District of Florida, Tampa Division (as applicable, a "Florida Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Florida Court.

             (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Florida Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a thirty party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

             (c) No party may move to (i) transfer any such suit, action or proceeding from the Florida Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Florida Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Florida Court for the purpose of bringing the same in another jurisdiction.

             (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Florida Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

             (e) Each party irrevocably consents to service of process in any manner permitted by law.

         7.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT

LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Florida Court, this being in addition to any other remedy to which they are entitled at law or in equity.

         7.15 Public Announcements. No Investor shall make any public announcement or disclosure relating to this Agreement, any Ancillary Agreement, or any of the transactions contemplated hereby and thereby, unless the Company has provided such Investor its prior written consent as to such announcement or disclosure.

         IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the day and year first written above


                                           Z-TEL TECHNOLOGIES, INC.



                                           By: /s/ D. Gregory Smith
                                               ---------------------------------
                                               D. Gregory Smith
                                               President and Chief Executive
                                               Officer
                                           Address: 601 South Harbour Island
                                                      Boulevard
                                                    Suite 220
                                                    Tampa, Florida 33602
                                                    Facsimile No.:(813) 273-6861



SEWANEE Z-TEL PARTNERS, L.P.               RICHLAND VENTURES III, L.P.



By: /s/ Buford H. Ortale                   By: /s/ Jack Tyrrell II
    -----------------------------------        ---------------------------------
    Title: President of General Partner        Title: Partner


GRAMERCY Z-TEL L.P.                        FULMEAD VENTURES LIMITED



By: /s/ Laurence S. Grafstein
    -----------------------------------
    Title:  Managing Director              By: /s/ Denis J.P. Therezien
                                               ---------------------------------
                                               Title:  Director


                                           LOVETT MILLER VENTURE FUND II,
                                             LIMITED PARTNERSHIP


                                           By: Lovett Miller Venture
                                               Partners  II, LLC



                                           By: /s/ W. Scott Miller
                                               ---------------------------------
                                               W. Scott Miller, Managing
                                               Director

                                   (continued)

            (signature pages for Stock Purchase Agreement, continued)



Falcon Global Fund, L.P.                   McColl Partners Limited Partnership



By: /s/ Van Cushny                         By: /s/ Hugh L. McColl III
    -----------------------------------        ---------------------------------
    Print Name: Van Cushny                     Print Name: Hugh L. McColl III
                -----------------------                    ---------------------
    Title: Attorney-in-Fact                    Title: Managing General Partner
           ----------------------------               --------------------------


Woodmont Capital, LLC



By: /s/ Richard C. Patton
    ------------------------------------
    Print Name:  Richard C. Patton
    Title: Chief Manager and President

                                   (continued)

            (signature pages for Stock Purchase Agreement, continued)




Charles M. Pinckney                         James Barden


/s/ Charles M. Pinckney                     /s/ Charles M. Pinckney, attorney in
----------------------------------------    ------------------------------------
Signature                                   fact for James Barden
                                            ------------------------------------
                                            Signature

CMB Capital L.L.C.

By: /s/ Clay M. Biddinger
    ------------------------------------
    Print Name: Clay M. Biddinger
                ------------------------
    Title: President & CEO
           -----------------------------